                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                       State or Other Jurisdiction of
Name of Subsidiary                                                     Incorporation or Organization
------------------                                                     -----------------------------

Cooperative Beauty Ventures, LLC                                               Delaware

EZS Acquisition Corporation                                                    California

Family Point Inc.                                                              New Jersey

HealthResponseAbility Systems, Inc.                                            Virginia

iVillage (Caymans) Limited                                                     Cayman Islands

iVillage (Caymans) LLC                                                         Cayman Islands

iVillage (Ireland) Integrated Media Properties Limited                         Ireland

iVillage (Mauritius) LLC                                                       Mauritius

iVillage Integrated Properties, Inc.                                           Delaware

iVillage International Holding Corp.                                           Delaware

iVillage Limited Company                                                       England and Wales

iVillage Parenting Network, Inc.                                               Delaware

IVN, Inc.                                                                      Delaware

KnowledgeWeb, Inc. d/b/a Astrology.net and Astrology.com                       California

Lamaze Publishing Company                                                      Delaware

OnLine Psychological Services, Inc.                                            Delaware

PAG Holding Company, LLC                                                       Maryland

Promotions.com, Inc.                                                           Delaware

Public Affairs Group, Inc.                                                     Delaware

TWN, Inc.                                                                      Delaware

Women.com Networks, Inc.                                                       Delaware

World Gaming Corporation                                                       Nevada
